Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PARTNERS GROUP ACCELERATED GROWTH, LLC”, CHANGING ITS NAME FROM “PARTNERS GROUP ACCELERATED GROWTH, LLC” TO “PARTNERS GROUP GROWTH, LLC”, FILED IN THIS OFFICE ON THE SECOND DAY OF AUGUST, A.D. 2023, AT 10:38 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

7492845 8100 SR# 20233143141	Authentication: 203875997 Date: 08-02-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Partners Group Accelerated Growth, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

1.	The name of the Limited Liability Company is Partners Group Growth, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 2nd day of August, A.D. 2023.

By:	/s/ Brian Igoe
Authorized Person(s)

Name:	Brian Igoe
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 10:38 AM 08/02/2023 FILED 10:38 AM 08/02/2023 SR 20233143141 - File Number 7492845